UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 1, 2006
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On November 1, 2006, the Compensation Committee of the Board of Directors of FTD Group, Inc. amended the salary of Michael J. Soenen, the Company’s Chief Executive Officer. Mr. Soenen’s annual salary was increased from $500,000 to $750,000, and his fiscal year 2007 bonus under the Company’s Incentive Bonus Plan will be prorated to reflect Mr. Soenen’s actual salary earned during the fiscal year ending June 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD Group, Inc.
By:	/S/ BECKY A. SHEEHAN
Becky A. Sheehan
Chief Financial Officer

Date: November 3, 2006